                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 EAST DOUGLAS
                                   SUITE 700
                           WICHITA, KANSAS 67202-3414

                                ----------------

                 NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 28, 2006

                                ----------------

To the Stockholders:

   NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the "Meeting") of LONE STAR STEAKHOUSE & SALOON, INC., a Delaware corporation (the "Company"), will be held on June 28, 2006 at the Del Frisco's Double Eagle Steak House restaurant located at 5251 Spring Valley Road, Dallas, Texas 75240, at 9:00 a.m. local time, for the following purposes:

     -- To elect three (3) members of the Board of Directors to serve until the 2009 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified;

     -- To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 2006; and

     -- To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on May 16, 2006 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

   A complete list of our stockholders entitled to vote at the Meeting will be available for inspection at the Company's corporate office at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414, during normal business hours for ten days prior to the Meeting. Our stockholder list also will be available at the Meeting.

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WE URGE YOU TO PROMPTLY SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED
ENVELOPE.

   ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                By Order of the Board of Directors

                                /s/ Gerald T. Aaron

                                GERALD T. AARON, Secretary

Dated:  May 26, 2006

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      LONE STAR STEAKHOUSE & SALOON, INC.
                                224 EAST DOUGLAS
                                   SUITE 700
                          WICHITA, KANSAS  67202-3414

                                ----------------

                                PROXY STATEMENT
                                      FOR
                      2006 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 28, 2006

                                ----------------

                                  INTRODUCTION

   This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy for use at the 2006 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 28, 2006, at the Del Frisco's Double Eagle Steak House restaurant located at 5251 Spring Valley Road, Dallas, Texas 75240, at 9:00 a.m. local time, or at any adjournments thereof.

   The principal executive offices of the Company are located at 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The approximate date on which this Proxy Statement and the accompanying proxy will first be sent or given to stockholders is on or about May 26, 2006.

                       RECORD DATE AND VOTING SECURITIES

   Only stockholders of record at the close of business on May 16, 2006, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 21,033,164 outstanding shares of the Company's common stock, $.01 par value (the "Common Stock"). Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                               VOTING OF PROXIES

   A stockholder of record may ensure that their shares are voted at the Meeting in accordance with the Board of Directors' recommendations by one of the following methods: (1) completing and signing the proxy card and mailing it in the enclosed postage-paid envelope; (ii) calling the toll-free telephone number (1-800-PROXIES) provided on the proxy card; or (iii) voting on the Internet at the website www.voteproxy.com. Voting by telephone is not available to stockholders outside of the United States. Complete instructions for voting by any of the above methods are included on the proxy card. Stockholders who hold their shares in street name should refer to information forwarded to them by such bank, broker, or holder of record for their voting options. Submitting your proxy will not affect your right to attend the Meeting and vote in person. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the recommendations of the Board of Directors as described in this Proxy Statement with respect to Proposal I and Proposal II. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company, by submitting a later-dated proxy, or by attending the Meeting and voting in person.

   The Board of Directors is soliciting votes FOR election to the Board of Directors of its nominees, Messrs. Thomas C. Lasorda, Clark R. Mandigo and John D. White and FOR approval of the appointment of Ernst & Young LLP as its auditors. The Board of Directors urges you to sign, date, and return the enclosed proxy today.

   If you have any questions, or need any assistance in voting your shares, please call 888-750-5834 and the Company's proxy solicitors will be happy to help you.

   If your shares are held in "street-name", only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please contact the person responsible for your account and instruct that individual to vote the proxy card as soon as possible.

                                     QUORUM

   In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of Common Stock issued and outstanding on the Record Date (excluding treasury stock). All shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes Present").

                                  ABSTENTIONS

   While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both: (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast ("Votes Cast") with respect to a matter (other than in the election of the Board of Directors and ratification of independent auditors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.

                                BROKER NON-VOTES

   Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holder of record of shares of Common Stock held in street name is permitted to vote as they determine, in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

   The term "broker non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares and the broker is not permitted under applicable rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. The Company intends to count such shares as Votes Present for the purpose of determining whether a quorum is present. In addition, the broker is permitted to vote such shares on the proposals to be considered at the Meeting.

                          VOTES REQUIRED FOR APPROVAL

   A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to "WITHHOLD AUTHORITY" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

   A plurality of the total Votes Cast by holders of Common Stock is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 2006. A vote to "ABSTAIN" will have no other effect on the outcome of the vote on the ratification of Ernst & Young LLP.

                               SECURITY OWNERSHIP

   The following table sets forth information concerning ownership of the Company's Common Stock, as of the Record Date, by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock, each director, each nominee for director, each executive officer as defined in Item 402(a)(3) of Regulation S-K and by all directors and executive officers of the Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The percentage of shares owned is based on 21,033,164 shares outstanding as of May 16, 2006.

                                                          SHARES
                 NAME AND ADDRESSES                    BENEFICIALLY   PERCENTAGE
                 OF BENEFICIAL OWNER                       HELD        OF CLASS
                --------------------                   ------------   ----------
Jamie B. Coulter ..................................     3,574,032(1)     16.1%
John D. White .....................................       570,000(2)      2.7%
Gerald T. Aaron ...................................       361,457(3)      1.7%
Deidra Lincoln ....................................        89,576(4)       *
Mark Mednansky ....................................         8,750(5)       *
Fred B. Chaney ....................................         7,625(6)       *
William B. Greene, Jr. ............................        51,725(7)       *
Clark R. Mandigo ..................................        49,225(7)       *
Mark Saltzgaber ...................................        44,925(8)       *
Thomas Lasorda ....................................        43,839(9)       *
Michael Ledeen ....................................        52,925(10)      *
Anthony Bergamo ...................................        20,160(11)      *
Tomlinson D. O'Connell ............................        65,156(12)      *
Dimensional Fund Advisors Inc .....................     1,859,807(13)     8.8%
Pioneer Global Asset Management ...................     1,318,000(14)     6.3%
Wachovia Corporation ..............................     1,430,695(15)     6.8%
Barington Companies Equity Partners, L.P. and
  Related Entities.................................     1,560,931(16)     7.4%
All directors and executive officers as a group
  (17) persons (1-11)..............................     4,887,489(17)    21.1%

---------------
*       Less than 1%
(1) Based on Schedule 13G filed in February 2006. Includes presently exercisable options to purchase 1,178,639 shares of Common Stock. Does not include 177,145 shares held by Intrust Bank as Trustee of a Rabbi Trust for the Company. Under the terms of a Deferred Compensation Agreement, Mr. Coulter defers receipt of the value of his deferred compensation account until 30 days after the termination of his employment with the Company.
(2) Includes presently exercisable options to purchase 405,000 shares of Common Stock.
(3) Includes presently exercisable options to purchase 248,750 shares of Common Stock.
(4) Includes presently exercisable options to purchase 84,576 shares of Common Stock.
(5) Consists of presently exercisable options to purchase 8,750 shares of Common Stock.
(6) Includes presently exercisable options to purchase 5,625 shares of Common Stock.
(7) Includes presently exercisable options to purchase 19,225 shares of Common Stock.
(8) Includes presently exercisable options to purchase 37,425 shares of Common Stock.
(9) Includes presently exercisable option to purchase 42,425 shares of Common Stock.
(10) Includes or consists of presently exercisable options to purchase 52,425 shares of Common Stock.
(11) Includes presently exerciseable options to purchase 16,875 shares of Common Stock.
(12) Based on the information available to the Company, includes presently exercisable options to purchase 64,156 shares of Common Stock.
(13) Based on a Schedule 13G filed in February 2006, Dimensional Fund Advisors Inc. beneficially holds 1,859,807 shares of the Company's Common Stock. Dimensional Fund Advisors Inc. disclaims beneficial ownership to the 1,859,807 shares of the Company's Common Stock due to its role as an investment advisor or manager to numerous funds. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(14) Based on a Schedule 13G filed in December 2001, Pioneer Global Asset Management beneficially holds 1,318,000 shares of the Company's Common Stock. The address of Pioneer Global Asset Management is Galleria San Carlo 6, 20122 Milan, Italy.
(15) Based on a Schedule 13G filed in February 2006, Wachovia Corporation beneficially holds sole voting power over 1,417,633 shares and sole dispositive power over 1,430,695 shares of the Company's Common Stock. Wachovia Corporation filed the Schedule 13G as a parent holding company and its relevant subsidiaries are Evergreen Investment Management Company, Wachovia Securities, LLC and Wachovia Bank, N.A. The address of Wachovia Corporation is One Wachovia Center, Charlotte, North Carolina 28288-0137.
(16) According to a Schedule 13D filed with the Securities Exchange Commission on April 26, 2006, Barington Companies Equity Partners, L.P. is a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 that includes the following "reporting persons": Barington Investments, L.P.; Barington Companies Advisors, LLC; Barington Companies Investors, LLC; Barington Companies Offshore Fund, Ltd.; Barington Offshore Advisors, LLC; Barington Capital Group, L.P.; LNA Capital Corp.; James Mitarotonda; Starboard Value and Opportunity Master Fund Ltd.; Parche, LLC; Admiral Advisors, LLC; Ramius Capital Group, L.L.C.; C4S & Co., L.L.C.; Peter A. Cohen; Morgan
        B. Stark; Jeffrey M. Solomon; Thomas W. Strauss; RJG Capital Partners, L.P.; RJG Capital Management, LLC; Ronald Gross; D.B. Zwirn Special Opportunities Fund, L.P.; D.B. Zwirn Special Opportunities Fund (TE), L.P.; D.B. Zwirn Special Opportunities Fund, Ltd.; The Coast Fund, L.P.; D.B. Zwirn & Co., L.P.; DBZ GP, LLC; Zwirn Holdings, LLC; Daniel
        B. Zwirn. The address of the principal business and principal office of Barington Companies Equity Partners, L.P. is 888 Seventh Avenue, 17th Floor, New York, New York 10019.
(17) Does not include shares beneficially owned by the Company's former President of Lone Star Restaurants and Chief Operating Officer, Tomlinson D. O'Connell. Includes presently exercisable options to purchase 2,131,690 shares of Common Stock, which includes presently exercisable options to purchase 12,750 shares of Common Stock held by any executive officer, who is not specifically identified in the Security Ownership Table above. The executive officer who is not specifically identified in the Security Ownership Table also owns an additional 500 shares of Common Stock.

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS

   The Board of Directors is currently composed of eight (8) directors, divided into three classes. Each class of directors is elected for a term of office to expire at the third succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualified. The terms of three directors are expiring at the Meeting and the Nominating Committee of the Board of Directors, solely consisting of independent directors, has nominated Messrs. Thomas C. Lasorda, Clark R. Mandigo and John D. White, currently serving as directors of the Company since November 2001, March 1992 and March 1992, respectively, as nominees for reelection to the Board of Directors. If elected, the term of the Board of Directors' nominees expires at the 2009 Annual Meeting, and when their respective successors are duly elected and shall have qualified.

   Unless otherwise specified, all of the Proxies received will be voted in favor of the election of Messrs. Lasorda, Mandigo and White. The directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent Votes Cast at the Meeting for the purpose of electing a director. Management has no reason to believe that any of the Board of Directors' nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

The following table sets forth the ages and terms of office of the directors of the Company:

                NAME                    AGE   TERM OF OFFICE AS DIRECTOR EXPIRES
                ----                    ---   ----------------------------------
* Fred B. Chaney, Ph.D. ............    69                   2008
* Anthony Bergamo ..................    59                   2007
* William B. Greene, Jr. ...........    68                   2008
* Thomas C. Lasorda ................    78                   2006
* Michael A. Ledeen, Ph.D. .........    64                   2007
* Clark R. Mandigo .................    63                   2006
* Mark G. Saltzgaber ...............    38                   2007
  John D. White.....................    58                   2006

---------------
*   Independent Director

   Fred B. Chaney, Ph.D., has been Chairman of the Board since June 21, 2005 and a Director of the Company since May 1995. Dr. Chaney was President and Chief Executive Officer of TEC's parent company, Vedax Sciences Corporation, until March 1998 when he sold his interest. Dr. Chaney, through the TEC program, formed a worldwide network of CEO's and key executives serving over 8,000 mid-sized growth companies. Dr. Chaney's early business career was with the Boeing Company and Rockwell, where he implemented management systems and quality motivational programs. In 1968, he co-authored the book Human Factors in Quality Assurance with Dr. D. H. Harris. Dr. Chaney has been a guest lecturer on customer service at UCLA, Loyola, University of Southern California and University of Colorado Business Schools. Dr. Chaney previously served as a Director of Rusty Pelican Seafood, Inc. Dr. Chaney earned his Bachelors (1959), Masters (1960), and Ph.D. (1962) in managerial psychology at Purdue University. He also completed a National Science Foundation Post-Doctorial Fellowship at University of London in 1964.

   Anthony Bergamo has been a Director of the Company since May 29, 2002. Mr. Bergamo has served in a variety of capacities with Milstein Hotel Group since April 1996, most recently as Vice Chairman and has been Chief Executive Officer of Niagara Falls Redevelopment, Ltd. since August 1998. Mr. Bergamo has held various positions with MB Real Estate, a property management company based in New York City and Chicago since April 1996, including the position of Vice Chairman since May 2003. Mr. Bergamo has also been a Director since 1995, a Trustee since 1986 and currently is Chairman of the Audit Committee of Dime Community Bancshares, Inc. Mr. Bergamo is also the Founder and Chairman of the Federal Law Enforcement Foundation since 1988, a foundation that provides economic assistance to both federal and local law enforcement officers suffering from serious illness and to communities recovering from natural disasters. Mr. Bergamo earned a B.S. in History from Temple University in 1968 and a J.D. from New York Law School in 1973.

   William B. Greene, Jr. served as Chairman of the Board from July 2003 through June 21, 2005, and has been a Director of the Company since August 1999. Mr. Greene has been Chairman, Chief Executive Officer and President of BancTenn Corp since 1974 and Chairman, Chief Executive Officer and President of Carter County BancCorp since 1972. At the age of 26, Mr. Greene was the youngest bank President and CEO in the United States and formed the first statewide banking organization in the history of Tennessee, United Tennessee Bancshares Corporation. Mr. Greene is the immediate past Chairman of the Wake Forest University Board of Trustees and Chairman of the Wake Forest University Trustee Investment Policy Committee for the last nine years, which oversees the University's billion-dollar endowment. Mr. Greene is also a member of the Board of Trustees of Milligan College where he recently received his Honorary Doctor of Economics. Mr. Greene was a member of the Young Presidents' Organization for eighteen years and in 1998 served as International President of the World Presidents' Organization, the graduate school of YPO. Mr. Greene is a graduate of Wake Forest University with a B.S. Degree in Philosophy, Psychology and History. Mr. Greene did post graduate work at Wake Forest University and the University of Illinois. He is a graduate of the Bank Marketing and Public Relations School at Northwestern University, and a graduate of the Stonier Graduate School of Banking at Rutgers University.

   Thomas C. Lasorda has been a Director of the Company since November 2001. Mr. Lasorda, a member of the Baseball Hall of Fame, was recently appointed as Special Advisor to the Chairman of the Los Angeles Dodgers and was previously a Senior Vice President of the Los Angeles Dodgers since February 1998 and prior thereto was a Vice President of such team since July 1996. Mr. Lasorda is also an internationally renowned motivational speaker. He was the manager of the gold medal winning United States Baseball Team for the 2000 Summer Olympic Games in Sydney, Australia and was the manager of the Los Angeles Dodgers for 20 years.

   Michael A. Ledeen, Ph.D., has been a Director of the Company since November 2001. Dr. Ledeen has been a resident scholar in the Freedom Chair at the American Enterprise Institute since 1989 and was the Vice Chairman of the U.S.- China Security Review Commission from 2001 to 2004. An expert in contemporary history and international affairs, Dr. Ledeen is a frequent contributor to the Wall Street Journal, the Weekly Standard, National Review, and Commentary and serves as a contributing editor to the National Review Online. During the Reagan administration, from 1981 to 1987, Dr. Ledeen held numerous positions including a consultant to the National Security Adviser, the Office of the Secretary of Defense, and the State Department and was a special adviser to the Secretary of State. Dr. Ledeen is the author of eighteen books, including most recently "The War Against the Terror Masters" (St. Martin's Press, 2003).

   Clark R. Mandigo served as the Chairman of the Board of the Company from July 2001 through July 2003 and has been a Director of the Company since March 1992. Mr. Mandigo has been a Papa John's Pizza franchisee since 1995. From 1986 to 1991, he was President, Chief Executive Officer and Director of Intelogic Trace, Inc., a corporation engaged in the sale, lease and support of computer and communications systems and equipment. From 1985 to 1997, Mr. Mandigo served on the Board of Directors of Physician Corporation of America, a managed health care company, from 1993 to 1997, Mr. Mandigo served on the Board of Palmer Wireless, Inc., a cellular telephone system operator, and from 1995 to February 2004, Mr. Mandigo served on the Board of Horizon Organic Holdings Corporation. Mr. Mandigo currently serves as a Trustee of Accolade Funds and U.S. Global Investors Funds. Mr. Mandigo is a graduate of the University of Kansas where he also received his Juris Doctorate degree.

   Mark G. Saltzgaber has been a Director of the Company since November 2001. Mr. Saltzgaber is an experienced investment banker, consultant and private equity investor in the restaurant industry. He is currently an independent consultant to emerging restaurant chains and private equity firms. Mr. Saltzgaber was previously a Venture Partner until March 2004 of Dorset Capital Management, LLC ("Dorset Capital"), a consumer-focused private equity firm he co-founded in 1999. Prior to Dorset Capital, Mr. Saltzgaber was a Managing Director in the Equity Capital Markets Department at Montgomery Securities where he was responsible for advising consumer growth companies. Prior to that, Mr. Saltzgaber was also a Principal and Co-Director of the restaurant investment banking practice at Montgomery Securities. Mr. Saltzgaber is currently a director of Pasta Pomodoro, Inc.

   John D. White is Executive Vice President, Treasurer and a Director of the Company, and has been the Chief Financial Officer of the Company since September 2004. Mr. White was also Chief Financial Officer of the Company from 1992 to 1999. Prior to joining the Company, Mr. White was employed as Senior Vice President of Finance for Coulter Enterprises, Inc. Prior to that, Mr. White was a principal of Arthur Young & Company and taught management development and computer auditing seminars in their National Training Program. Mr. White earned a BBA in accounting from Wichita State University in 1970 and is a graduate of the Stanford Executive Program.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES.

                              CORPORATE GOVERNANCE

   The Company is proud of its corporate governance initiatives and believes its corporate governance profile compares favorably with other leading companies.

CONSTITUTION OF THE BOARD OF DIRECTORS

   The Company has determined that seven out of its eight members of the Board of Directors meet the current independence standards under (i) the current NASD's rules for The NASDAQ Stock Market ("Nasdaq"), (ii) the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and other rules and regulations of the Securities and Exchange Commission ("SEC"), (iii) Rule 162(m) of the Internal Revenue Code of 1986, as amended, and (iv) the Company's By-laws. The Company has determined that all the members of the Audit Committee, are "financial experts" as defined by the rules promulgated under the Sarbanes-Oxley Act. The Company currently rotates the position of the Chairman of the Board. Dr. Chaney was appointed Chairman of the Board on June 21, 2005.

BOARD COMMITTEES AND DIRECTOR MEETINGS

   Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each annual stockholders' meeting. In 2005 all of the Directors, other than Mr. Thomas C. Lasorda, attended the Company's annual meeting of stockholders.

   For the fiscal year ended December 27, 2005, there were 11 meetings or actions by unanimous written consent of the Board of Directors. Each Director, other than Mr. Lasorda, attended more than 75% of the total number of meetings of the Board and committees on which he served.

   From time to time the Board of Directors has reviewed and enhanced its corporate governance initiatives in response to changing regulatory requirements and the concerns of the Company's stockholders and other constituents. At each Board of Directors meeting, the independent members of the Board of Directors meet in executive session without the presence of the Chief Executive Officer or any other officer or employee of the Company.

   The Board of Directors has an Executive Committee, an Audit Committee, a Corporate Governance Committee, a Compensation/Stock Option Committee, and a Nominating Committee. All committees have charters and all the charters and the Company's Statement on Corporate Governance are available for review on the Company web site, www.lonestarsteakhouse.com. Each of the Board of Directors, the Executive Committee, the Audit Committee, the Corporate Governance Committee, the Compensation/Stock Option Committee, and the Nominating Committee may seek legal or other expert advice from outside services.

   The Executive Committee is composed of three (3) independent directors. The Executive Committee has the authority and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but the Executive Committee does not have such power or authority in reference to the following matters: (i) approving or adopting or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any By-law of the Company. All matters approved by the Executive Committee are brought for approval or ratified by the Board of Directors.

   The Audit Committee is composed of three (3) of the Company's independent directors. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices and other responsibilities as discussed in the Audit Committee Charter. The Audit Committee is also responsible for engaging, overseeing and compensating the Company's independent auditors.

   The Corporate Governance Committee, which is composed of three (3) of the Company's independent directors, develops and recommends to the Board principles of corporate governance, and ensures that there is compliance with such corporate governance principles. The Corporate Governance Committee encourages all of the Directors of the Company to attend various seminars to insure that its members are regularly updated on the most recent developments in corporate governance.

   The Compensation/Stock Option Committee which is composed of five (5) of the Company's independent directors, recommends to the Board of Directors compensation for the Company's key employees and administers the Company's
2004 Stock Option Plan (the "2004 Plan") and the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as amended (the "1992 Plan"). The 1992 Plan has expired.

   The Nominating Committee is composed of three (3) of the Company's independent directors and is charged with identifying prospective candidates to serve as directors by reviewing candidates credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board.

   The members of the Executive Committee are Dr. Chaney and Messrs. Greene and Mandigo. The members of the Audit Committee are Messrs. Bergamo, Greene and Mandigo. The members of the Corporate Governance Committee are Messrs.
Bergamo, Ledeen and Saltzgaber. The members of the Compensation/Stock Option Committee are Dr. Chaney and Messrs. Greene, Lasorda, Mandigo and Saltzgaber. The members of the Nominating Committee are Messrs. Greene, Lasorda and
Ledeen.

   During fiscal 2005, there were seven meetings or actions by unanimous written consent of the Executive Committee, nine meetings or actions by unanimous written consent of the Audit Committee, four meetings or actions by unanimous written consent of the Corporate Governance Committee, five meetings or actions by unanimous written consent of the Compensation/Stock Option Committee and three meetings or actions by unanimous written consent of the Nominating Committee.

STATEMENT ON CORPORATE GOVERNANCE

   The Company is committed to maintaining high corporate governance standards, including director independence, continuing education, and, evaluation of CEO performance.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

   The Company provides new Directors with a director orientation program to familiarize each new Director with the Company's business, significant financial, accounting and risk management issues, compliance, code of business conduct and ethics, corporate governance guidelines, principal officers and independent auditors.

LOAN POLICY

   The Company does not provide any type of loans to the Company's executive offices or Directors to pay the exercise price of stock options held by them.

SUCCESSION PLAN

   The Board of Directors continually focuses on succession planning. The Company's succession plan has been impacted by recent personnel changes at the Company. Accordingly, the Board of Directors has been studying options to its succession plan.

CODE OF CONDUCT AND ETHICS

   The Company has adopted a code of conduct and ethics (the "Code") that applies to all directors, officers and employees. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company,
(iii) compliance with applicable governmental laws, rules and regulations,
(iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company's website at www.lonestarsteakhouse.com. The Code is also available on the Company's website.

SARBANES-OXLEY ACT

   The Company has taken a number of measures to ensure compliance with the Sarbanes-Oxley Act. The Board of Directors, Officers, regional and district managers, and members of the Company's finance and legal staffs receive regular updates on the Sarbanes-Oxley Act and Nasdaq regulations. The Company has enhanced its disclosure controls and procedures so that its periodic disclosures to the SEC are reviewed by many more persons than in the past. In addition, the Company has instituted a sub-certification procedure, that requires the appropriate responsible employees to review and certify full compliance with all internal controls and the accuracy of periodic reports to be filed with the SEC. The Audit Committee has instituted policies and procedures to pre-approve audit and non-audit services performed by Ernst & Young LLP, the Company's independent auditors.

OTHER EXECUTIVE OFFICERS

   In addition to Mr. White, the other Executive Officers of the Company are as follows:

   Jamie B. Coulter, 65, has served as Chief Executive Officer of the Company since January 1992, served as President of the Company from January, 1992 to June, 1995 and served as Chairman from January 1992 to July 2001. In 1993, Mr. Coulter was inducted into the Pizza Hut Hall of Fame and was named INC. Magazine's Midwest Region Master Entrepreneur of the year. Mr. Coulter received the Nation's Restaurant News Golden Chain Award in 1995 and was Restaurants & Institutions CEO of the year in 1996. In 1997, Mr. Coulter received the Nation's Restaurant News Hot Concept Award. Mr. Coulter has previously served as Chairman of the Board of Directors of the Young Presidents' Organization. Mr. Coulter received a BS degree in Business from Wichita State University in 1963 and is a graduate of the Stanford University Executive Program.

   Mark Mednansky, 48, has been Chief Operating Officer of the Company since October 2005. Mr. Mednansky joined the Company in 1998 and was a regional manager from 1998 to 2001 and then became Vice President of Upscale Restaurants. He also became President of the Texas Land & Cattle Steak House concept in January 2004. Prior to joining the Company, Mr. Mednansky was Director of Operations for Big Four Restaurants in Phoenix, Arizona from 1997 to 1998 and Director of Restaurant Services for VIAD Corp. from 1992 to 1998.

   Gerald T. Aaron, 65, has been Senior Vice President -- Counsel and Secretary of the Company since January 1994. From November 1991 to January 1994, Mr. Aaron was employed as General Counsel for Coulter Enterprises, Inc. From March 1989 to November 1991, Mr. Aaron operated a franchise consultant practice.
From 1969 to 1984 Mr. Aaron was Vice President -- Counsel for Pizza Hut, Inc. and from 1984 to 1989, Mr. Aaron was President of International Pizza Hut Franchise Holders Association.

   Deidra Lincoln, 46, has been Vice President of Del Frisco's since January 2000. Ms. Lincoln is the co-founder of Del Frisco's Double Eagle Steak House ("Del Frisco's"), which was acquired by the Company in 1995. Since 1995, Ms. Lincoln has served in various managerial capacities and is responsible for all of the Company's Del Frisco's operations.

   Jon W. Howie, 38, has been the Company's Chief Accounting Officer since June 2005. Mr. Howie has been Controller of the Company since March 2000. Mr. Howie is a Certified Public Accountant and prior to joining the

Company was employed as an Audit Senior Manager with Grant Thornton, LLP from 1999 to 2000. Prior to joining Grant Thornton, LLP, Mr. Howie was employed by Ernst & Young, LLP from 1989 to 1999. While employed at Ernst & Young, LLP he served in many different professional capacities, including three years of service as an Audit Senior Manager. Mr. Howie served as an accounting and business advisor to clients in both the private and public sectors, which included numerous initial public offerings, as well as secondary offerings and other SEC filings.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Based solely upon a review of Forms 3 and 4 and amendments thereto, all directors, officers and beneficial owners of more than 10 percent of the Company's beneficial securities timely filed their Forms 3, 4 and 5.

                             EXECUTIVE COMPENSATION


   The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the four most highly compensated executive officers of the Company who were serving as executive officers at the end of the fiscal year ended December 27, 2005 (collectively with the CEO the "Named Executive Officers") other than the CEO whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 27, 2005. In addition, Named Executive Officers include one other executive officer who was no longer employed by the Company at the end of the fiscal year ended December 27, 2005.

                                                     ANNUAL COMPENSATION                              LONG TERM COMPENSATION
                                                    --------------------                       ------------------------------------
                                                                                                   NUMBER OF
                                                                                                   SECURITIES
                                                                              OTHER ANNUAL     UNDERLYING OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR     SALARY    BONUS ($)    COMPENSATION(1)      (# OF SHARES)      COMPENSATION(2)
---------------------------                 ----    --------   ---------    ---------------    ------------------   ---------------
Jamie B. Coulter ........................   2005    $865,910    $  1,500       $  145,791(4)             --             $102,991
Chief Executive Officer                     2004    $856,731    $414,000(3)    $  148,162(4)         65,000             $110,823
                                            2003    $823,558    $145,493       $  110,104(4)             --             $ 95,318

John D. White ...........................   2005    $674,382    $  1,500       $  112,181(5)             --             $ 67,588
Chief Financial Officer,                    2004    $623,077    $176,500       $   93,878(5)         60,000             $ 79,958
 Executive Vice President and Treasurer     2003    $600,000    $158,583       $   61,047(5)             --             $ 74,704

Mark Mednansky ..........................   2005    $249,588    $151,500       $       --            75,000             $ 40,109
Chief Operating Officer                     2004    $207,692    $101,500       $       --            35,000             $ 30,919
                                            2003    $199,038    $ 53,861       $       --                --             $     --

Deidra Lincoln ..........................   2005    $260,000    $ 55,105       $       --                --             $ 31,511
Vice President of Del Frisco's              2004    $270,000    $ 42,500       $       --            20,000             $ 31,250
                                            2003    $260,000    $ 34,035       $       --                --             $ 28,904

Gerald T. Aaron .........................   2005    $274,794    $ 45,213       $       --                --             $ 32,001
Senior Vice President, Counsel &            2004    $259,615    $ 74,000       $       --            35,000             $ 33,362
  Secretary                                 2003    $250,000    $ 66,951       $       --                --             $ 31,214

Tomlinson D. O'Connell(6) ...............   2005    $338,050    $    269       $38,860(6)                --             $ 33,832
Former President and Chief Operating        2004    $363,462    $176,500       $68,361(6)           100,000             $ 53,996
 Officer of Lone Star Restaurants           2003    $347,115    $151,500       $       --                --             $ 49,189

---------------
(1) As to Named Executive Officers, except as set forth herein perquisites and other personal benefits, securities or property received by each Named Executive Officer did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's annual salary and bonus.
(2) Represents fifty percent matching contributions by the Company pursuant to the Company's Deferred Compensation Plan which became effective October 7, 1999.
(3) Of such bonus $162,500 was paid in 2005 for services performed in 2004.
(4) During the fiscal years ended December 27, 2005, December 28, 2004 and December 30, 2003, Mr. Coulter received benefits primarily relating to tax, accounting and administrative services provided by Company personnel, $87,468, $80,136 and $87,038, respectively. The balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(5) During the fiscal years ended December 27, 2005, December 28, 2004 and December 30, 2003, Mr. White received benefits primarily relating to personal use of the Company's airplane of $54,750, $28,962 and $38,209, respectively. The balance was primarily for reimbursement for certain medical insurance premiums and expenses.
(6) On October 13, 2005, Mr. O'Connell resigned from all positions held with the Company, including President and Chief Operating Officer of Lone Star Restaurants. During the fiscal year ended December 27, 2005, Mr. O'Connell received benefits primarily relating to the personal use of the Company's airplane of $16,974. The balance was primarily reimbursement for country club memberships. During the fiscal year ended December 28, 2004, Mr. O'Connell received benefits primarily relating to the personal use of the Company's airplane of $37,230. The balance was primarily for reimbursement for certain medical insurance premiums and expenses.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding stock option grants made to the CEO and the other Named Executive Officers for services performed during the fiscal year ended December 27, 2005.

OPTION GRANT TABLE

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                             POTENTIAL REALIZABLE
                                                                                                                   VALUE AT
                                                                                                            ASSUMED ANNUAL RATES OF
                                                                                                                  STOCK PRICE
                                                                                                               APPRECIATIONS FOR
                                                                  INDIVIDUAL GRANTS                             OPTION TERM (2)
                                             -----------------------------------------------------------    -----------------------
                                              NUMBER OF
                                             SECURITIES     % OF TOTAL
                                             UNDERLYING      OPTIONS
                                               OPTIONS      GRANTED TO
                                                (# OF      EMPLOYEES IN      EXERCISE OF       EXPIRATION
                  NAME                       SHARES)(1)    FISCAL YEAR    BASE PRICE ($/SH)       DATE           5%           10%
                  ----                       ----------    ------------   -----------------    ----------    ----------   ----------
Jamie B. Coulter ........................         --           --                  --                --     $       --   $       --
John D. White ...........................         --           --                  --                --     $       --   $       --
Mark Mednansky ..........................     75,000(1)        23%             $23.11          12/28/15     $1,090,032   $2,762,354
Deidra Lincoln ..........................         --           --                  --                --     $       --   $       --
Gerald T. Aaron .........................         --           --                  --                --     $       --   $       --
Tomlinson D. O'Connell ..................         --           --                  --                --     $       --   $       --

---------------
(1) The options indicated were granted on December 28, 2005, and related to services provided for the fiscal year ended December 27, 2005, and vest ratably over a four-year period. Such options were granted pursuant to the 2004 Plan.
(2) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods. Regardless of the theoretical value of an option, its ultimate value will depend on the market value of the Common Stock at a future date, and that value will depend on a variety of factors, including the overall condition of the stock market and the Company's results of operations and financial condition. There can be no assurance that the values reflected in this table will be achieved.

OPTION EXERCISE TABLE

   The following table provides information with respect to the exercise of stock options by Named Executive Officers during the fiscal year ended December 27, 2005, and also sets forth certain information concerning unexercised options held as of December 27, 2005 by the CEO and the other Named Executive Officers. At December 27, 2005, the closing price of the Company's Common Stock, as reported by the Nasdaq National Market, was $23.30.

                         FISCAL YEAR-END OPTION VALUES


                                               SHARES                       NUMBER OF SECURITIES
                                              ACQUIRED                     UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                 ON          VALUE               OPTIONS AT               IN-THE-MONEY OPTIONS AT
                   NAME                       EXERCISE    REALIZED(1)         DECEMBER 27, 2005            DECEMBER 27, 2005(2)
 ------------------------------------------   --------    -----------    ---------------------------    ---------------------------
                                                                        EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                                        -----------    -------------    -----------   -------------
Jamie B. Coulter ..........................        --            --       1,162,389        65,000       12,590,126          --
John D. White .............................        --            --         515,000        60,000        7,638,094          --
Mark Mednansky(3) .........................    10,000       216,250              --        35,000               --          --
Deidra Lincoln ............................        --            --          79,576        20,000        1,170,055          --
Gerald T. Aaron ...........................    17,500       260,422         357,500        35,000        5,302,172          --
Tomlinson D. O'Connell ....................    24,293       516,204          64,156            --          925,450          --

---------------
(1) Based on the difference between the exercise price of the options and the fair market value of a share of Common Stock at the date of exercise, as reported on the Nasdaq National Market.
(2) All of the unexercisable options held by the CEO and the other Named Executive Officers were granted on December 28, 2004 and have an exercise price equal to $27.80, the closing price of the Company's Common Stock on such date.
(3) Does not include options granted to Mr. Mednansky on December 28, 2005 for services provided for the fiscal year ended December 27, 2005.

OPTION REPRICINGS

   As part of the settlement of the class action and derivative lawsuit brought by the California Public Employees Retirement System against the Company,
Jamie B. Coulter, the Company's Chief Executive Officer and a former director, and certain of the Company's current directors agreed to reprice certain stock options or personally make payments to the Company which, upon the exercise of the stock options, would result in additional proceeds to the Company of approximately $4.7 million.

EQUITY COMPENSATION PLAN INFORMATION

   The Company previously issued options under 1992 Directors Stock Option Plan (the "Directors Plan") and the 1992 Plan. The ability to issue options under both plans has expired. In December 2004, the Company's stockholders approved the adoption of the 2004 Plan. The following table provides information about stock option awards under the Directors Plan, the 1992 Plan and the 2004 Plan as of December 27, 2005. The plans are discussed further in Note 6 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2005.

                                                                                                                     NUMBER OF
                                                                                                                    SECURITIES
                                                                          NUMBER OF                             REMAINING AVAILABLE
                                                                       SECURITIES TO BE                         FOR FUTURE ISSUANCE
                                                                         ISSUED UPON       WEIGHTED-AVERAGE        UNDER EQUITY
                                                                         EXERCISE OF       EXERCISE PRICE OF    COMPENSATION PLANS
                                                                         OUTSTANDING          OUTSTANDING           (EXCLUDING
                                                                      OPTIONS, WARRANTS    OPTIONS, WARRANTS   SECURITIES REFLECTED
                                                                          AND RIGHTS          AND RIGHTS          IN COLUMN (A))
                           PLAN CATEGORY                                     (A)                  (B)                   (C)
                           -------------                              -----------------    -----------------   --------------------
Equity compensation plans approved by security holders............        4,428,672             $16.61               1,452,500
Equity compensation plans not approved by security holders........               --                 --                      --
                                                                          ---------             ------               ---------
Total.............................................................        4,428,672             $16.61               1,452,500
                                                                          =========             ======               =========


DIRECTORS COMPENSATION

   Directors who are not employees receive an annual fee of $20,000; each Chairman of a Committee receives an additional annual fee of $5,000; each member of the Audit Committee receives an additional annual fee of $5,000; directors who are not employees also receive $1,000 for each telephonic meeting, $2,000 for each Committee Meeting attended (if no Board of Directors Meeting is being held on the same day) and $2,500 for attending Board and Committee Meetings held on the same day. In addition, the Chairman of the Board is paid a

Chairman's fee of $100,000 per year. The Company revised the directors' fees in 2004 as a result of the additional time and effort required from the directors to ensure that they are fulfilling their increased obligations under the Sarbanes-Oxley Act. The Company previously granted options to non-employee directors under the Directors Plan and the 2004 Plan. Currently, options to purchase an aggregate of 493,700 shares of Common Stock are outstanding and granted to non-employee directors under the Directors Plan and the 2004 Plan at exercise prices ranging from $7.438 per share to $27.59 per share.

   Upon the effectiveness of the 2004 Plan, each non-employee director received options to purchase 15,000 shares of Common Stock, any non-employee directors first elected or appointed to the Board of Directors since the expiration of the Directors Plan received options to purchase 40,000 shares of Common Stock and each non-employee director received and shall receive an annual grant of options to purchase 7,500 shares of Common Stock. Upon the effectiveness of the 2004 Plan, the Chairman of the Audit Committee received options to purchase 2,500 shares of Common Stock and shall receive an annual grant of options to purchase 2,500 shares of Common Stock. In addition, upon a new non-employee director being elected or appointed to the Board of Directors such non-employee director shall receive options to purchase 40,000 shares of Common Stock and upon the appointment of a new Audit Committee Chairman, such new Chairman shall receive options to purchase 2,500 shares of Common Stock and an annual grant of options to purchase 2,500 shares of Common Stock.

EMPLOYMENT AGREEMENTS

   The Company has an employment agreement with Ms. Lincoln and has also entered into separate employment agreements, with each of Messrs. White, Mednansky and Aaron, dated on April 29, 2003, providing for the employment of these individuals as Executive Vice President, Director of Upscale Restaurants, and Senior Vice President - Counsel and Secretary, respectively. Each employment agreement provides that the officer shall devote their entire business time to the business of the Company. The Employment Agreements provide base salaries in the amounts of $600,000, $200,000 (subsequently increased to $250,000) and $250,000, respectively, for Messrs. White, Mednansky and Aaron, subject to increases as determined by the Compensation/ Stock Option Committee and ratified by the Board of Directors. Each agreement initially terminates on April 29, 2006, and is extended automatically for successive terms of one year each, unless either the Company or the respective employee gives written notice to the other not later than 90 days prior to the termination date. No notice was given with respect to any of the agreements and accordingly the termination date has now been extended to April 29, 2007. However, in connection with his appointment as the Company's Chief Operating Officer, the Company is in the process of negotiating a new employment contract with Mr. Mednansky. Each agreement contains non-competition, non-solicitation and confidentiality provisions which apply for twenty-four months after cessation of employment and confidentiality provisions which apply for ten years after cessation of employment. Mr. Coulter does not have an employment, non-competition or non-solicitation agreement with the Company. Mr. Coulter's non-competition, non-solicitation and confidentiality agreement expired in 2001. In 2001, Mr. Coulter was not re-elected to the Board of Directors of the Company.

REPORT BY THE COMPENSATION/STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

General

   The Compensation/Stock Option Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Dr. Chaney and Messrs. Greene, Lasorda, Mandigo and Saltzgaber, non-employee directors of the Company, serve as members of the Compensation/Stock Option Committee and are independent directors in accordance with the definition of "independent director" pursuant to the Company's Amended and Restated By-laws. Mr. Saltzgaber serves as Chairman of the Compensation/Stock Option Committee. During fiscal 2005, there were five meetings or actions by unanimous written consent of the Compensation/Stock Option Committee.

Compensation Philosophy

   The Compensation/Stock Option Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's performance goals, to provide competitive levels of compensation, to recognize and reward individual initiative, achievement and length of service to the Company, to assist the Company to retain and attract the best qualified management, and to enhance long term stockholder value. In retaining and attracting the best qualified management personnel, the Company targets offering compensation and benefits that place it near the top quartile of its industry.

   The Compensation/Stock Option Committee strongly believes that the caliber of the management personnel makes a significant difference in the Company's long term success and it is the philosophy of the Compensation/Stock Option Committee to provide officers with the opportunity to realize potentially significant financial gains through the grants of stock options. The Compensation/Stock Option Committee also believes that the potential for equity ownership by management is beneficial in aligning management and stockholders' interest in the enhancement of stockholder value.

   Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation," or any contributions by the Company pursuant to the Company's Deferred Compensation Plan (the "Deferred Plan"). The Company believes that, with certain exceptions, any compensation received by executive officers in connection with the exercise of options granted under the 1992 Plan qualifies as "performance-based compensation." The policy of the Compensation/Stock Option Committee is to the extent reasonable to qualify the Company's executive officers' compensation for deductibility under Section 162(m) and other applicable tax laws. However, the Compensation/Stock Option Committee believes that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are also important issues which must be balanced with preserving a tax deduction for amounts in excess of $1,000,000.

Salaries

   Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive with the top quartile of the industry). The Company believes that it is necessary to position executive officers' base salaries at or above these levels in order to attract, retain and motivate its executive officers. In addition, the Compensation/Stock Option Committee considers the recommendations of the Company's Chief Executive Officer and its Executive Vice President. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the restaurant industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i) considering various factors, tangible and intangible achieved by the Company; (ii) the overall performance of the executive; (iii) the length of the executive's service to the Company; and
(iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments of the Company. The Company has employment agreements with its executive officers other than Mr. Coulter, which sets the base salaries and other terms and conditions of employment for such individuals. The base salaries of the Company's executive officers other than Mr. Mednansky did not increase from fiscal 2005 to fiscal 2006. Mr. Mednansky's salary increased from $250,000 in 2005 to $300,000 in 2006 and the increase was based on his promotion and the additional responsibilities attendant to his new position.

Annual Bonuses

   The Compensation/Stock Option Committee evaluates the performance of the Company's executives on an annual basis. Other than a $1,500 annual bonus paid to all Wichita based office employees, Mr. White did not receive a bonus for fiscal 2005. Messrs. Mednansky, Aaron and Howie received bonuses of $151,500, $45,213 and $48,747 respectively, for fiscal 2005. Ms. Lincoln received a bonus of $55,105 for fiscal 2005. The bonuses were based upon the level of individual achievement and development, the performance of each of the Company's respective concepts and departments, and the Company's overall performance, including, but not limited to, its year-over-year change in earnings per share and cash flow and its stock price performance for the year. Mr. Mednansky's bonus also includes a $25,000 bonus in connection with his promotion to the position of

Chief Operating Officer. Mr. Mednansky's responsibilities also include President of the Texas Land & Cattle Steak House concept.

Compensation of Chief Executive Officer

   Mr. Coulter's base salary is, among other things, based upon the factors described in the "Salaries" paragraph above. Other than a $1,500 annual bonus paid to all Wichita based office employees, Mr. Coulter did not receive a bonus for services performed in fiscal 2005. Mr. Coulter's base salary did not increase from 2005 to 2006. Mr. Coulter was not present during the Compensation/Stock Option Committee's deliberation of his compensation.

Stock Option Plan

   It is the philosophy of the Compensation/Stock Option Committee to tie a significant portion of an executive's total opportunity for financial gain to increases in stockholder value, thereby aligning the long- term interest of the stockholders with the executives and to retain such key employee. All salaried employees, including executives and part-time employees, of the Company and its subsidiaries, are eligible for grants of stock options pursuant to the 2004 Plan. During 2005, the only Named Executive Officer to whom the Company granted options pursuant to the 2004 Plan was Mark Mednansky. Mr. Howie was also granted options for services provided to the Company in 2005. In determining the number of options granted to Messrs. Mednansky and Howie the Compensation/Stock Option Committee based its determination on each of their promotions and the additional responsibilities attendant to each of their new positions.

Deferred Compensation Plan

   The Deferred Plan is a non-qualified deferred compensation plan. Deferred Plan participants elect the percentage of pay they wish to defer into their Deferred Plan account. They also elect the percentage of their deferral account to be allocated among various investment options. The Deferred Plan permits highly compensated employees or any employee at the level of District Manager or higher to defer a portion of their annual compensation into unfunded accounts with the Company. Participants in the Deferred Plan are considered a select group of management and highly compensated employees according to the Department of Labor. A participant's account balance will be paid in cash upon death, termination of employment or retirement and, subject to certain penalty provisions, while the participant is employed by the Company. In addition, at the request of the participant, if the committee administering the Deferred Plan, in its sole discretion, determines that a participant has suffered an unforeseen financial emergency, such committee may first modify the participant's deferral election and then may distribute to the participant that portion of the participant's account balance necessary to alleviate the participant's hardship. The Company's contribution vests annually in four equal installments commencing in the second year of employment with the Company. All executive officers who participate in the Deferred Plan have been employed by the Company for more than four (4) years.

Compensation/Stock Option Committee

   This report by the Compensation/Stock Option Committee on Executive Compensation is submitted by the members of the Compensation/Stock Option
Committee:

       Mark G. Saltzgaber, Chairman
       Fred B. Chaney, Ph.D.
       William B. Greene, Jr.
       Thomas C. Lasorda
       Clark R. Mandigo

Compensation Committee Interlocks

   The Compensation/Stock Option Committee consists of Dr. Chaney and Messrs. Greene, Lasorda, Mandigo and Saltzgaber. There were no transactions between any member of the Compensation/Stock Option Committee and the Company during the fiscal year ended December 27, 2005. No member of the Compensation/Stock Option Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2005.

               COMPARISON OF TOTAL RETURN FROM DECEMBER 26, 2000
        TO DECEMBER 27, 2005 AMONG LONE STAR STEAKHOUSE & SALOON, INC.,
          THE STANDARD & POOR'S SMALL-CAP 600 INDEX AND THE STANDARD &
           POOR'S 500 RESTAURANTS INDUSTRY INDEX (THE "PEER GROUP").


                              [LINE CHART OMITTED]



                                                              BASE
                                                             PERIOD
                    COMPANY / INDEX                        26-DEC-00    25-DEC-01   31-DEC-02    30-DEC-03    28-DEC-04   27-DEC-05
 -------------------------------------------------------   ---------    ---------   ---------    ---------    ---------   ---------
LONE STAR STEAKHOUSE SALOON ............................      100        185.35       257.17       316.65      393.25       339.62
S&P SMALLCAP 600 INDEX .................................      100        110.63        95.02       134.03      162.12       174.76
S&P 500 RESTAURANTS ....................................      100         91.93        70.76       106.03      152.61       162.81


   The foregoing information was provided by Standard & Poor's. Assumes $100 invested on December 26, 2000 in the Company's Common Stock, the Standard & Poor's Small-Cap 600 Index and the Peer Group.

   The calculations in the table were made on a dividends reinvested basis.

   There can be no assurance that the Company's Common Stock performance will continue with the same or similar trends depicted in the above graph.

                                  PROPOSAL II
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 26, 2006. Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors, the Audit Committee of the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire. The approval of the proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast by all stockholders represented and entitled to vote thereon.

   Aggregate fees for professional services rendered to the Company by Ernst & Young LLP for the years ended December 27, 2005 and December 28, 2004, were:

                                                            2005         2004
                                                         ----------   ----------
Audit ...............................................    $  959,742   $  951,807
Audit Related .......................................        41,950      120,790
Tax .................................................       169,934      316,437
Other ...............................................            --           --
                                                         ----------   ----------
   Total.............................................    $1,171,626   $1,389,034
                                                         ==========   ==========

Audit Fees

   Audit fees for 2005 and 2004 were for professional services rendered for the integrated audits of the consolidated financial statements of the Company, statutory audits, timely reviews of quarterly financial statements, consents and assistance with review of documents filed with the SEC.

Audit Related Fees

   Audit related fees for 2005 were primarily consultations regarding accounting related issues. Audit related fees for 2004 were primarily for matters related to Sarbanes-Oxley Act advisory services.

Tax Fees

   Tax fees for 2005 and 2004 were for services related to tax compliance ($169,934 for the fiscal year ended December 27, 2005 and $221,425 for the fiscal year ended December 28, 2004), including the preparation of tax returns. In addition, with respect to the fiscal year ended December 28, 2004, tax fees include tax planning and tax advice related primarily to the Company's 2004 acquisition of Texas Land and Cattle Steakhouse.

All Other Fees

   There were no other fees paid to Ernst & Young LLP for the fiscal years ended December 27, 2005 and December 28, 2004.

   The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence.

   Pre-Approval Policies and Procedures

   All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

   All of the engagements and fees for the Company's fiscal year ended December 27, 2005 were approved by the Audit Committee. In connection with the audit of the Company's Financial Statements for the Fiscal Years ended December 27,
2005 and December 28, 2004, Ernst & Young LLP only used full-time, permanent employees.

   The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Ernst & Young LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Ernst & Young LLP's independence was not compromised.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 26, 2006.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   For the fiscal year ended December 27, 2005, there were no transactions that were required to be described under "Certain Relationships and Related Transactions."

                             AUDIT COMMITTEE REPORT

   The members of the Audit Committee at December 27, 2005 were Messrs. Bergamo, Greene and Mandigo, all of whom are "independent directors" (as "independent director" is defined pursuant to the Nasdaq Marketplace Rule 4200(a)(14)(D) and the Sarbanes-Oxley Act). During fiscal 2005, there were nine meetings or actions by unanimous written consent of the Audit Committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee are intended to be in accordance with applicable requirements for corporate audit committees.

   The Audit Committee adopted a written charter, which is available at the Company's website at www.lonestarsteakhouse.com. The Company's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   In connection with the audit of Company's financial statements for the year ended December 27, 2005, the Audit Committee met with representatives from Ernst & Young LLP, the Company's independent auditors. The Audit Committee reviewed and discussed with Ernst & Young LLP, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90.

   On June 20, 2005, the Audit Committee received from Ernst & Young LLP the written disclosures and the letter regarding Ernst & Young LLP's independence required by Independence Standards Board of Standard No. 1.

   In addition, the Audit Committee reviewed and discussed with the Company's management the Company's audited financial statements relating to fiscal year ended December 27, 2005 and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

   Based upon review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Ernst & Young LLP be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2005.

                            Anthony Bergamo, Chairman
                            William B. Greene, Jr.
                            Clark R. Mandigo

             STOCKHOLDER PROPOSALS AND NOMINATING COMMITTEE REPORT

   In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than January 26, 2007.

   On May 21, 1998 the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The amendment provides that if the Company does not receive notice of the proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

   With respect to the Company's 2007 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which has not been timely submitted, for inclusion in the Company's proxy statement by April 11, 2007 the Company will be permitted to use its discretionary voting authority as outlined above.

   The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days after such anniversary date (the "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any notice to the Secretary must include: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (iv) the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably by required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the meeting and the defective nomination will be disregarded.

   The Nominating Committee identifies prospective candidates to serve as directors by reviewing candidates credentials and qualifications, and interviewing prospective candidates before submitting their respective names to the Board. In addition, The Nominating Committee adopted a written charter, which is available at the Company's website at www.lonestarsteakhouse.com. The members of the Nominating Committee on December 27, 2005 were William B. Greene, Jr., Thomas C. Lasorda and Michael A. Ledeen Ph.D. During fiscal 2005, there were three meetings or actions by unanimous written consent of the Nominating Committee, and each of the members of the Nominating Committee was present at that meeting. Each member of the Nominating Committee meets the criteria for being "independent" set forth under Section 4200(a)(15) of Nasdaq's listing standards.

   The Nominating Committee considers recommendations for director nominees from a wide variety of sources, including members of the Company's Board, business contacts, community leaders, other third-party sources and members of management. The Nominating Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company's By-laws and applicable rules and regulations of the SEC.

   The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

   The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating Committee will contact for further review and interview those candidates who the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will consider making a recommendation to the Board.

   Procedures for Contacting Directors

   The Board of Directors has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 East Douglas, Suite 700, Wichita, Kansas 67202-3414. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Nominating Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board. The Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

                               PROXY SOLICITATION

   The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's Common Stock, American Stock Transfer & Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. The Company has retained Innisfree M&A Incorporated for a fee not to exceed $6,500, plus reimbursement of reasonable out-of-pocket expenses to assist in the solicitation of proxies and revocations. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor.

   The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

                                 ANNUAL REPORT


   All stockholders of record as of May 16, 2006 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 27, 2005. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 27, 2005.

                          By Order of the Company,

                          /s/ Gerald T. Aaron

                          GERALD T. AARON
                          Secretary

Dated:  Wichita, Kansas
May 26, 2006

   The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 27, 2005 (without exhibits) as filed with the Securities and Exchange Commission to stockholders of record on the Record Date who make written request therefor to Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224 E. Douglas, Suite 700, Wichita, Kansas 67202-3414.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                      LONE STAR STEAKHOUSE & SALOON, INC.

                                 JUNE 28, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

 \|/ Please detach along perforated line and mail in the envelope provided. \|/


                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

                                                                                                              FOR  AGAINST  ABSTAIN
1. To elect the following nominees as directors to serve until the 2009     2. To ratify the appointment of   |_|    |_|      |_|
Annual Meeting of Stockholders and until their successors are elected       Ernst & Young, LLP as the
and qualified.                                                              company's independent auditors
                                                                            for the fiscal year ended
                                             NOMINEES:                      December 26, 2006.
   |_|  FOR ALL NOMINEES                     o  Thomas C. Lasorda
                                             o  Clark R. Mandigo            3. In their discretion, the Proxies are
   |_|  WITHHOLD AUTHORITY                   o  John D. White               authorized to consider and take action upon
        FOR ALL NOMINEES                                                    such other matters as may properly come
                                                                            before the meeting or any adjournment
   |_|  FOR ALL EXCEPT                                                      thereof.
        (See instructions below)
                                                                            PROPERLY EXECUTED PROXIES WILL BE VOTED IN
                                                                            THE MANNER DIRECTED HEREIN BY THE
INSTRUCTION: To withhold authority to vote for any individual nominee(s),   UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN,
mark "FOR ALL EXCEPT" and fill in the circle next to each nominee           SUCH PROXIES WILL BE VOTED FOR THE ELECTION
you wish to withhold, as shown here:                                    o   AS DIRECTORS OF THE NOMINEES REFERRED TO IN
                                                                            PARAGRAPH 1 AND FOR RATIFICATION OF ERNST &
                                                                            YOUNG, LLP.

                                                                            The undersigned revokes any prior proxies to
                                                                            vote the shares covered by this proxy.

-----------------------------------------------------------------------     PLEASE SIGN, DATE AND MAIL THIS PROXY
                                                                            PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH
                                                                            REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                            STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
|_|




Signature of Stockholder_______________  Date: __________________ Signature of Stockholder______________  Date: __________________

NOTE:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                       LONE STAR STEAKHOUSE & SALOON, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              LONE STAR STEAKHOUSE & SALOON, INC. (THE "COMPANY")
          FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY
        TO BE HELD AT 9:00 A.M., LOCAL TIME, ON WEDNESDAY, JUNE 28, 2006

      The undersigned hereby appoints Jamie B. Coulter, John D. White, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on May 16, 2006 at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time on Wednesday, June 28, 2006, at the Del Frisco's Double Eagle Steak House restaurant located at 5251 Spring Valley Road, Dallas, Texas, and at any adjournment thereof.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                       ANNUAL MEETING OF STOCKHOLDERS OF

                      LONE STAR STEAKHOUSE & SALOON, INC.

                                 June 28, 2006

                           PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as possible.

                  -OR-

TELEPHONE - Call toll-free 1-800-PROXIES            COMPANY NUMBER
(1-800-776-9437) from any touch-tone
telephone and follow the instructions.
Have your proxy card available when you             ACCOUNT NUMBER
call.

                  -OR-

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.




You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

\|/ Please detach along perforated line and mail in the envelope provided IF \|/
               you are not voting via telephone or the internet.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|

                                                                                                              FOR  AGAINST  ABSTAIN
1. To elect the following nominees as directors to serve until the 2009     2. To ratify the appointment of   |_|    |_|      |_|
Annual Meeting of Stockholders and until their successors are elected and   Ernst & Young, LLP as the
qualified.                                                                  Company's independent auditors
                                             NOMINEES:                      for the fiscal year ended
|_| FOR ALL NOMINEES                                                        December 26, 2006.
                                             o  Thomas C. Lasorda
|_| WITHHOLD AUTHORITY                       o  Clark R. Mandigo
    FOR ALL NOMINEES                         o  John D. White               3. In their discretion, the Proxies are
                                                                            authorized to consider and take action upon
|_| FOR ALL EXCEPT                                                          such other matters as may properly come
    (See instructions below)                                                before the meeting or any adjournment
                                                                            thereof.

                                                                            PROPERLY EXECUTED PROXIES WILL BE VOTED IN
                                                                            THE MANNER DIRECTED HEREIN BY THE
                                                                            UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN,
                                                                            SUCH PROXIES WILL BE VOTED FOR THE ELECTION
                                                                            AS DIRECTORS OF THE NOMINEES REFERRED TO IN
INSTRUCTION:  To withhold authority to vote for any individual nominee(s),  PARAGRAPH 1 AND FOR RATIFICATION OF ERNST &
              mark "FOR ALL EXCEPT" and fill in the circle next to each     YOUNG, LLP.
              nominee you wish to withhold, as shown here:               o
                                                                            The undersigned revokes any prior proxies to
                                                                            vote the shares covered by this proxy.

                                                                            PLEASE SIGN, DATE, AND MAIL THIS PROXY
                                                                            PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH
                                                                            REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                                                            STATES.



To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted
via this method.                                                        |_|

Signature of Stockholder_______________  Date: __________________ Signature of Stockholder______________  Date: __________________

NOTE:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.